Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of La Jolla Pharmaceutical Company (the “Company”) of our report dated February 25, 2016, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of La Jolla Pharmaceutical Company, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2015.

/s/ SQUAR MILNER LLP

San Diego, California
November 18, 2016